EXHIBIT 3.2

ARTICLES OF AMENDMENT – NAME CHANGE

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Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Edward F. Murray, III, WY Secretary of State
FILED: 02/18/2015 04:09 PM
Original ID: 2010-000591570
Amendment ID: 2015-001702492

Profit Corporation
Articles of Amendment

1. Corporation name:

The Children's Internet, Inc.

2. Article(s) I and X is amended as follows:

"Article I: The name of the Corporation is FlashZero Corp."

"Article X: Common Shares: Two Hundred Fifty Million (250,000,000) shares at par $0.00001 per share;
Preferred Shares: Twenty-five Million (25,000,000) shares at par $0.00001 per share.
The class of preferred stock may be divided into such series as may be established by the Board of Directors. The Board of Directors shall have the authority, by resolution, (1) to divide the Preferred Stock into more than one class of stock or more than one series of any class;
[continued on attachment page]

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 02/09/2015
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

Rec FEB 12 2015 Secr W

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

On February 10, 2015, this Amendment was duly approved by the Shareholders in the manner required by the Wyoming Business Corporation Act and the Corporation's Articles of Incorporation, as amended.

Signature: [signature] **Date:** 02/10/2015 *(mm/dd/yyyy)*

Print Name: Gary F. Kimmons

Title: President

Contact Person: Gary F. Kimmons

Daytime Phone Number: (512) 415-3425 Email: citccorpinfo@gmail.com

Checklist

- [x] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [x] The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- [ ] Please submit one **originally signed** document and one exact photocopy of the filing.

Wyoming Secretary of State
Profit Corporation
Articles of Amendment
The Children's Internet, Inc.
Attachment Page

(2) to establish and fix the distinguishing designation of each such series and the number of shares thereof, which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding; and (3) within the limitations of applicable law of the State of Wyoming or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof.

There shall be a 1 – for – 25 Reverse Split of the issued and outstanding shares of Common Stock, such that each Twenty-five (25) shares of Common Stock, $0.00001 par value, issued and outstanding immediately prior to the effective date (the "Old Common Stock") shall be recombined, reclassified and changed into One (1) share of the corporation's Common Stock, $0.00001 par value (the "New Common Stock"), with any fractional interest rounded up to the nearest whole share."

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD F. MURRAY, III, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **FlashZero Corp.**
Old Name: **The Children's Internet, Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **18th** day of **February, 2015**


GREAT SEAL OF THE STATE OF WYOMING

Filed Date: 02/18/2015

Secretary of State

By: Jessica Cockrell